Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2016, relating to the consolidated financial statements of Kaiser Aluminum Corporation, and the effectiveness of Kaiser Aluminum Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kaiser Aluminum Corporation for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 26, 2016